UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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Filed by a Party other than the Registrant |_|

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|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          TRIQUINT SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                         TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. Brookwood Parkway
                            Hillsboro, Oregon 97124

                                                                 April 17, 2002

Dear Stockholders:

     Our Annual Meeting of Stockholders will be held on Wednesday, May 22, 2002, at 2:00 p.m., Eastern Daylight Time, at Sawtek Inc., our wholly owned subsidiary located at 1818 South Highway 441, Apopka, Florida 32703. You are invited to attend this meeting to give us an opportunity to meet you personally and to allow us to introduce to you the key management and members of the board of directors of our company.

     The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Stockholders for the year ended December 31, 2001 are enclosed.

     I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may vote electronically via the Internet or by telephone. Please see "Voting by Internet or Telephone" and the attached proxy card for further details. Your shares will be voted at the meeting in accordance with your proxy regardless of the voting method used.

     If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                                        Very truly yours,

                                        TRIQUINT SEMICONDUCTOR, INC.

                                        STEVEN J. SHARP
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                         TRIQUINT SEMICONDUCTOR, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 22, 2002

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation ("TriQuint", "we", "us" or "our company"), will be held on Wednesday, May 22, 2002 at 2:00 p.m., Eastern Daylight Time, at Sawtek Inc. ("Sawtek"), our wholly owned subsidiary located at 1818 South Highway 441, Apopka, Florida 32703, for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal No. 1);

     2. To ratify the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002 (Proposal No. 2);

     3. To approve an amendment to our 1996 Stock Incentive Program to increase the aggregate number of shares of common stock that may be issued under such program by 6,500,000 shares to a total of 24,550,000 shares (Proposal No. 3); and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 2, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy. You may vote electronically via the Internet or by telephone. Please see "Voting by Internet or Telephone" and the attached proxy card for further details. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

                                        By Order of the Board of Directors:

                                        Raymond A. Link
                                        Vice President, Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary

Hillsboro, Oregon
April 17, 2002

                            YOUR VOTE IS IMPORTANT.
            IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
     YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD
        AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                         TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. Brookwood Parkway
                            Hillsboro, Oregon 97124
                                April 17, 2002

                                 ------------

                            PROXY STATEMENT FOR 2002
                        ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 22, 2002

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of TriQuint Semiconductor, Inc., a Delaware corporation ("TriQuint", "we", "us" or "our company"), for use at our 2002 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment. The Annual Meeting will be held Wednesday, May 22, 2002 at 2:00 p.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Sawtek Inc. ("Sawtek"), our wholly owned subsidiary located at 1818 South Highway 441, Apopka, Florida 32703. Our telephone number at that location is (407) 886-8860.

     This Proxy Statement and the enclosed proxy card were mailed on or about April 17, 2002, together with our 2001 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

     Only stockholders of record at the close of business on April 2, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 131,400,892 shares of our common stock were outstanding and held of record by 464 stockholders. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see "Security Ownership of Certain Beneficial Owners and Management." As of the Record Date, $296,500,000 of our 4% Convertible Subordinated Notes due 2007 were outstanding and were convertible at the option of the holders thereof to an aggregate of 4,373,167 shares of our common stock. The closing price of our common stock on the Nasdaq National Market on the Record Date was $11.56 per share. The closing price of our 4% Convertible Subordinated Notes due 2007 on the PORTAL market on the Record Date was $772.50 per $1,000 principal amount of note.

Revocability of Proxies

     Any proxy submitted pursuant to this solicitation may be revoked by the person making such submission at any time before its use by (i) delivering to the Secretary of our company a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, by itself, will not revoke a proxy.

Voting and Solicitation

     The two persons named as proxies on the enclosed proxy card, Steven J. Sharp and Raymond A. Link, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted:

     o FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors;

     o FOR Proposal No. 2 to ratify the appointment of KPMG LLP as our independent accountants; and

     o FOR Proposal No. 3 to approve an amendment to our 1996 Stock Incentive Program to increase the aggregate number of shares of our common stock that may be issued under such program by 6,500,000 shares to a total 24,550,000 shares.

     We will bear all expenses associated with this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by telephone or telegram. We may also retain an outside proxy solicitation firm, the expense of which we do not expect to exceed $10,000.

Voting at the Meeting

     Every stockholder voting for the election of directors (Proposal No. 1) may cumulate such stockholder's votes and (i) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote or (ii) distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than nine candidates. However, no stockholder is entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting and, prior to the voting, of the intention to cumulate the stockholder's votes. On all matters other than Proposal No. 1, each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Holders of the 4% Convertible Subordinated Notes due 2007 are not entitled to vote at the Annual Meeting until such time as the notes are converted to our common stock.

     The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

     Proposal One -- Election of Directors. The nine nominees for election as Directors who receive the greatest number of votes, in person or by proxy, will be elected Directors.

     Proposal Two -- Ratification of KPMG LLP as Independent Accountants. Ratification of the appointment of KPMG LLP as our independent accountants will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

     Proposal Three -- Amendment to 1996 Stock Incentive Program. The amendment to the 1996 Stock Incentive Program will require the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy.

     You may vote either "for" or "withhold" your vote for the nominees for election as Directors. You may vote "for," "against," or "abstain" from voting on the proposal to ratify the appointment of KPMG LLP as our independent accountants. You may vote "for," "against," or "abstain" from voting on the proposal to amend our 1996 Stock Incentive Program.

     If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Consequently, if you abstain from voting on the proposals to elect Directors and to ratify the appointment of KPMG LLP as our independent accountants, your abstention will have no effect on the outcome of the vote with respect to these proposals. If you abstain from voting on the proposal to amend the 1996 Stock Incentive Program, your abstention will have the same effect as a vote against the proposal.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "for" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. To the extent your brokerage firm submits a broker non-vote with respect to your shares on these routine proposals, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed "votes cast" with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to each of the proposals.

Voting by Internet or Telephone

     Instead of submitting your proxy vote with the enclosed paper proxy card, you may vote electronically via the Internet or by telephone in accordance with the procedures set forth on the proxy card.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

Nominees

     A board of nine directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nine nominees named below, all of whom are presently directors of our company. In the event that any nominee of our company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. The following table lists the persons nominated by the Board of Directors to be elected as directors and their ages as of March 18, 2002:

Name of Nominee                Age    Position with TriQuint                    Since
---------------                ---    ----------------------                    -----
     Francisco Alvarez        56      Director                                  2000
     Dr. Paul A. Gary         61      Director                                  1996
     Charles Scott Gibson     49      Director                                  1992
     Nicolas Kauser           62      Director                                  1999
     Steven P. Miller         53      Director                                  2001
     Dr. Walden C. Rhines     55      Director                                  1995
     Steven J. Sharp          60      Chairman of the Board, President and      1991
                                      Chief Executive Officer
     Edward F. Tuck           70      Director                                  1994
     Willis C. Young          61      Director                                  2001

     There is no family relationship between any director and/or executive officer of our company.

     Mr. Alvarez has been a director of our company since October 2000. Mr. Alvarez was employed with Intel Corporation from 1979 until his retirement in June 2000. During that time, he was responsible for a number of wafer fabrication and assembly/test operations in the United States, Israel, Ireland and Costa Rica. His last position was as Vice President and General Manager of Systems Manufacturing. From 1969 until 1979, Mr. Alvarez served in various wafer fabrication management capacities for National Semiconductor Corporation. Mr. Alvarez also serves as a director of Therma-Wave, Inc. Mr. Alvarez holds a B.A. degree in Physics from Carthage College and a B.S. degree in Electrical Engineering from the University of Illinois.

     Dr. Gary has been a director of our company since May 1996. Dr. Gary has been retired since 1996. From 1967 until 1996, he served in various capacities for Bell Laboratories, Western Electric Corporation and the Microelectronics division of AT&T Corp. (now Lucent Technologies, Inc.), with his last position being Vice President of the Netcom IC Business Unit. He also serves as Chairman of the Board of Directors of Data I/O Corporation. Dr. Gary holds a B.S. degree in Electrical Engineering from Lafayette College, a M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from Stanford University.

     Mr. Gibson has been a director of our company since September 1992. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. He also serves as a director of RadiSys Corporation. Mr. Gibson is also the Chairman of the Board of the Oregon Graduate Institute of Science and Technology and serves on the Oregon Health Sciences University Foundation Board of Trustees. He received a B.S. degree in Electrical Engineering and a M.B.A. from the University of Illinois.

     Mr. Kauser has been a director of our company since December 1999. From 1990 through his retirement in 1998, Mr. Kauser served as Executive Vice President and Chief Technology Officer of AT&T Wireless Services, Seattle, Washington (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as Vice President of Engineering and later, Senior Vice President of Network Operations. He was a member of Cantel's Board of Directors from 1990 to 1999. Mr. Kauser currently serves on the Board of Directors of XO Communications, Inc. Mr. Kauser received a B.S. degree in Electrical Engineering from McGill University, Montreal, Canada.

     Mr. Miller has been a director of our company since July 2001. Mr. Miller was Sawtek's Chief Executive Officer from 1986 to 1999, Chairman from 1996 to July 2001 and President from 1979 to 1997. Prior to co-founding Sawtek in 1979, he was Manager of SAW Device Engineering and Development Laboratory at Texas Instruments Incorporated a semiconductor manufacturer. Mr. Miller has a B.S. degree in Electrical Engineering from South Dakota School of Mines and Technology.

     Dr. Rhines has been a director of our company since May 1995. Dr. Rhines has been the President, Chief Executive Officer and a director of Mentor Graphics Corporation, an electronic design automation company, since 1993 and is currently its Chief Executive Officer and Chairman of the Board of Directors. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments Incorporated, with his most recent position having responsibility for directing its worldwide semiconductor business as the Executive Vice President of Texas Instruments' Semiconductor Group. Dr. Rhines also serves as a director of Cirrus Logic, Inc. Dr. Rhines holds a B.S. degree in Metallurgical Engineering from the University of Michigan, a M.S. degree and Ph.D. in Materials Science and Engineering from Stanford University and a M.B.A. from Southern Methodist University.

     Mr. Sharp joined our company in September 1991 as Director, President and Chief Executive Officer. In May 1992 he became Chairman of our Board. Previously, Mr. Sharp was the founder and served as Chief Executive Officer of Power Integrations, Inc., a semiconductor manufacturing company. Prior to that time, Mr. Sharp was employed for 14 years by Signetics Corporation (since acquired by Philips Electronics N.V.) and for nine years by Texas Instruments Incorporated. Mr. Sharp also serves as a director of Power Integrations, Inc. He received a B.S. degree in Mechanical Engineering from Southern Methodist University, a M.S. degree in Engineering Science from California Institute of Technology and a M.B.A. from Stanford University.

     Mr. Tuck has been a director of our company since November 1994. Mr. Tuck is currently the Chairman of the Board of Directors and Chief Executive Officer of Wavestream Wireless Technologies, Inc. Since 1990 he has been a general partner of Kinship Venture Management LLP, which is the general partner of Kinship Partners II, a venture capital fund. From 1986 to 1995 he was a general partner of Boundary, the general partner of The Boundary Fund, a venture capital fund. He spent most of his career in the telecommunications industry, serving in various positions with GTE Corporation and as Vice President and Technical Director of ITT North America Telecommunications, among others. Mr. Tuck holds a B.S. degree in Electrical Engineering from the University of Missouri at Rolla.

     Mr. Young has been a director of our company since July 2001. Prior to joining our Board, he was a director of Sawtek from 1996 until 2001. Mr. Young retired in July 2000. Mr. Young was a Senior Partner in the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. From April 1995 to December 1995, Mr. Young was the Chief Financial Officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment. From 1965 to 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to 1995 he was Vice Chairman and a member of BDO Seidman's Executive Committee. Mr. Young has a B.S. degree in Accounting from Ferris State University. He is a Certified Public Accountant.

Meetings and Committees of the Board of Directors

     Our Board of Directors held a total of eight meetings during 2001. No then current director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, during the period that he was a member of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee consists of directors Gary, Tuck and Young. The Audit Committee is responsible for overseeing actions taken by our independent accountants and reviews our internal financial controls. The Audit

Committee held a total of seven meetings in 2001. No then current director attended fewer than 75% of the Audit Committee meetings during the period that he was a member of the Audit Committee. Mr. Young became Chairman of the Audit Committee in January 2002.

     The Compensation Committee consists of directors Gibson, who serves as Chairman, Rhines and Gary. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers as well as overseeing the administration of various incentive compensation and benefit plans, including our 1996 Stock Incentive Program. The Compensation Committee had two meetings in 2001.

     The Nominating Committee consists of Directors Alvarez, who serves as chairman, and Miller. The Nominating Committee did not meet in 2001. The Nominating Committee considers nominees for election to the Board of Directors proposed by the stockholders. Any stockholder who wants to recommend a prospective nominee for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of our company at the following address: 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124.

     In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the election of each of the nominees named above.

     The nine nominees receiving the greatest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                        RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS
                               (Proposal No. 2)

     The Board of Directors has selected KPMG LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2002.

     KPMG LLP has audited our financial statements annually since 1991. Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     2001 audit fees and other fees billed to us by KPMG LLP during the fiscal year ended December 31, 2001 are set forth in the following table:

   2001 audit fees (including quarterly reviews)                     $273,000
   Financial information systems design and implementation                 --
   Non-audit tax services                                            $261,888
   Audit-related services including $132,500 in conjunction
     with Sawtek merger                                              $250,498

     Our Audit Committee has considered whether the services provided by KPMG LLP in connection with fees other than audit fees is compatible with maintaining the independence of KPMG LLP.

     In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2002.

     This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                 AMENDMENT TO THE 1996 STOCK INCENTIVE PROGRAM
                               (Proposal No. 3)

     The Board of Directors has approved an amendment to our 1996 Stock Incentive Program (the "1996 Program") to increase the aggregate number of shares of our common stock that may be issued under the 1996 Program by 6,500,000 shares to a total of 24,550,000 shares. For a description of the 1996 Program, see "1996 Stock Incentive Program Summary" below. As of the Record Date, options to purchase 15,691,210 shares of our common stock have been granted pursuant to the 1996 Program, 4,823,745 of which were vested.

     The Board of Directors adopted the amendment to the 1996 Program in order to provide additional long-term incentives to all of our employees as well as to maintain competitive compensation packages for our key employees. This proposal increases the number of shares authorized for issuance under the 1996 Program to provide sufficient shares for anticipated grants to be issued to both new and existing employees through May 2003. We intend to utilize the options available for grant to attract and retain both executive and other key employees.

     The Board of Directors strongly believes that stock options are a key part of the overall compensation package for our employees. All full-time employees in the U.S. receive a stock option grant at date of hire and all are eligible for an annual grant based on individual merit. Most all of our non-U.S. management level employees also receive stock option grants. Our compensation package is a variable compensation program with stock options designed to align the interest of our employees with those of our stockholders. Furthermore, our compensation program includes:

     o base salaries set normally below the mid point based on salary surveys;

     o base salaries that have not been adjusted since June 2000 for TriQuint employees and December 2000 for Sawtek employees;

     o a key employee incentive plan for management that did not have any payments based on 2001 results. The payments listed in this Proxy Statement were payments made in 2001 for our record results in 2000.

     Our stock option program helps us attract and retain our employees. We have not re-priced any stock option in 2001, nor have we ever granted an option at less than fair market value from this program. The Board recently amended all of our option plans to prohibit re-pricing of options and grants of stock options at less than fair market values.

     In the absence of contrary specifications, the shares represented by proxies will be voted FOR the amendment to our 1996 Program to increase the aggregate number of shares of common stock that may be issued under the 1996 Program by 6,500,000 to 24,550,000.

     The affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to adopt this proposal. Abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the outcome of the vote. The award of options under the 1996 Program is at the discretion of the Compensation Committee of the Board of Directors. See "Executive Compensation and Other Matters" below.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 1996 STOCK INCENTIVE PROGRAM.

                     1996 STOCK INCENTIVE PROGRAM SUMMARY

     The following summary of the 1996 Program is qualified in its entirety by the specific language of the 1996 Program, a copy of which is available to any stockholder upon written request to the Secretary of our company.

     Background. The 1996 Program, approved by our Board of Directors in February 1996 and our stockholders in May 1996, provides for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to officers, other employees of our company or any parent or subsidiary of our company. Additionally, the 1996 Program provides for the grant of NQSOs to directors and consultants. As of the Record Date, the persons eligible to participate in the 1996 Program included ten officers, eight directors and approximately 1,600 non-executive officer employees of our company. During the year ended December 31, 2001, options to purchase 3,662,201 shares of common stock had been granted under the 1996 Program at an average exercise price of approximately $15.09 per share. At the time of its adoption, 2,400,000 shares were authorized and reserved for issuance under the 1996 Program. In May 1997, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 2,400,000 shares. In May 1998, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 2,700,000 shares. In May 1999, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 2,850,000 shares. In May 2000, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 3,800,000 shares. In May 2001, the stockholders approved an amendment to the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 3,900,000 shares. As of the Record Date, options to purchase an aggregate of 12,942,637 shares of our common stock were outstanding, with a weighted average exercise price of $17.05 per share, and 8,858,790 shares (including the 6,500,000 shares subject to stockholder approval at this Annual Meeting) were available for future grant. In addition, 2,748,843 shares have been purchased pursuant to exercise of stock options under the 1996 Program. At the Annual Meeting, the stockholders are being asked to approve an amendment of the 1996 Program to increase the number of shares of common stock reserved for issuance thereunder by 6,500,000 shares.

     Administration. The Board of Directors has vested the Compensation Committee with full authority to administer the 1996 Program in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1996 Program. The Compensation Committee is currently comprised of directors Gibson, Rhines and Gary, none of whom are employees of our company. In any calendar year, no person may be granted options under the 1996 Program exercisable for more than 750,000 shares, except the President who may not receive options under the 1996 Program exercisable for more than 1,500,000 shares.

     Minimum Option Price. The exercise price of ISOs granted under the 1996 Program must equal or exceed the fair market value of the common stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the common stock (a "10% Stockholder")), and the exercise price of NQSOs must equal or exceed 100% of the fair market value of common stock on the date of grant. As defined in the 1996 Program, "fair market value" means the last reported sales price of the common stock on the Nasdaq National Market System on the date of grant.

     Duration of Options. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1996 Program expires on the date specified by the Compensation Committee, but in no event more than (i) ten years from the date of grant in the case of NQSOs, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to a 10% Stockholder.

     Means of Exercising Options. The Board of Directors, or the Compensation Committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of our common stock which (a) either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from our company, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to us of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under state law.

     Term and Amendment of the 1996 Program. The 1996 Program became effective when adopted by the Board of Directors. The 1996 Program will continue in effect until February 1, 2006 unless earlier terminated in accordance with its terms. The Board of Directors may terminate or amend the 1996 Program at any time, provided, however, that we must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Securities and Exchange Commission (the "SEC") Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule, regulation or statute. In addition, we must obtain stockholder approval in order to reduce the exercise price of any outstanding option under the 1996 Program prior to making any such change. Stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     Assignability. Unless otherwise indicated, no option granted under the 1996 Program is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

     Federal Tax Effects of ISOs. We intend that ISOs granted under the 1996 Program will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, we are not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, we may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

     Federal Tax Effects of NQSOs. If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. We may deduct the amount of expense recognized by an employee as compensation expense. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and if the employee has not filed a "Section 83 Election," then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

     The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

     Participation in the 1996 Program. All option grants to executive officers under the 1996 Program are subject to the discretion of the Compensation Committee of the Board of Directors. As of the date of this Proxy Statement, the Administrator has not made any determination with respect to future option grants. Therefore, except for automatic option grants to certain non-employee directors, future awards are not determinable. Effective on the date of the 2002 Annual Meeting, the following non-employee directors, if elected, would receive options to purchase the number of shares specified:

                  Name                        Grants
                  ----                        ------
   Francisco Alvarez                     10,000 shares
   Dr. Paul A. Gary                      10,000 shares
   Charles Scott Gibson                  10,000 shares
   Steven P. Miller                      10,000 shares
   Nicolas Kauser                        10,000 shares
   Dr. Walden C. Rhines                  10,000 shares
   Edward F. Tuck                        10,000 shares
   Willis C. Young                       10,000 shares

     The table below depicts the issuance of grants under the 1996 Program during 2001 to (i) each of our directors, (ii) the Chief Executive Officer and the next four most highly compensated executive officers in 2001 (the "Named Executive Officers") and (iii) the directors and the executive officers as a group. Additionally, 322,500 were reserved for executive officers to to be granted in 2002. No determination had been made on allocation of the 322,500 among our executive officers.

                  Name                        Grants
                  ----                        ------
   Francisco Alvarez                     10,000 shares
   Dr. Paul A. Gary                      10,000 shares
   Charles Scott Gibson                  10,000 shares
   Nicolas Kauser                        10,000 shares
   Steven P. Miller                      33,000 shares
   Dr. Walden C. Rhines                  10,000 shares
   Steven J. Sharp                       20,000 shares
   Edward F. Tuck                        10,000 shares
   Willis C. Young                       33,000 shares
   Thomas V. Cordner                     53,500 shares
   J. David Pye                          53,500 shares
   Ronald R. Ruebusch                    53,500 shares
   Total of all directors and executive
    officers as a group (18 persons)     589,602 shares

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 18, 2002 for (i) each person who is known by us to own beneficially 5% or more of the outstanding shares of common stock, (ii) each of our directors and director nominees, (iii) the Named Executive Officers and (iv) the directors and the executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

                                                  Common Stock     Approximate
                                                  Beneficially     Percentage
             Name and Address (1)                     Owned         Owned (2)
             --------------------                     -----         ---------
   Sawtek Inc. Employee Stock Ownership             8,889,587     6.77%
    and 401(k) Plan (3) (the "ESOP")

    c/o HSBC Bank USA
    140 Broadway
    New York, NY 10005-1180

   Firsthand Capital Management, Inc.               6,984,600     5.32%
    125 South Market
    San Jose, CA 95113 (4)

   Francisco Alvarez (5)                               49,105        *

   Dr. Paul A. Gary (6)                                81,360        *

   Charles Scott Gibson (7)                           204,880        *

   Steven P. Miller (8)                             1,271,914        *

   Nicolas Kauser (9)                                  89,800        *

   Dr. Walden C. Rhines (10)                           98,280        *

   Steven J. Sharp (11)                               980,316        *

   Edward F. Tuck (12)                                145,280        *

   Willis C. Young (13)                                18,027        *

   Thomas V. Cordner (14)                             175,212        *

   Donald H. Mohn (15)                                182,305        *

   J. David Pye (16)                                  177,288        *

   Ronald R. Ruebusch (17)                            147,177        *

   All directors and executive officers as a        4,514,119     3.32%
    group (19 persons) (15)

------------
*    Less than 1%

(1) The address of all directors and Named Executive Officers is the address of our company: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124.

(2) Applicable percentage of ownership is based on 131,386,739 shares of common stock outstanding as of March 18, 2002 together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 18, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) HSBC Bank USA is the Trustee of the ESOP. The ESOP, through its Trustee, exercises sole dispositive and voting control over these shares, all of which are held by the ESOP as record owner. Includes 7,170,823 shares allocated to participants' accounts and 1,718,764 shares not yet allocated to participants' accounts. Each ESOP participant, with respect to certain matters, controls the voting of shares allocated to his or her account by instructing the Trustee how such shares shall be voted. The Trustee controls the voting of all unallocated shares.

(4) Reflects ownership as reported on a Schedule 13G filed on May 23, 2001 with the SEC showing ownership as of December 31, 2000.

(5) Includes 17,610 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(6) Includes 71,360 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(7) Includes 18,600 shares held in trust by Mr. Gibson and 186,280 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(8) Includes 378,605 shares held by Sawmill Investment, LP and 893,309 shares held by Via Capri Investment, LP both of which Mr. Miller is partner.

(9) Includes 85,800 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(10) Includes 6,000 shares held by Mr. Rhines' wife and 92,280 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(11) Includes 793,206 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(12) Includes 127,280 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(13) Includes 1,918 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(14) Includes 143,586 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(15) Includes 164,887 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(16) Includes 128,771 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(17) Includes 66,003 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

(18) Includes 2,620,458 shares issuable pursuant to options exercisable as of March 18, 2002 or within 60 days of such date.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

     The following table provides certain summary information for 2001, 2000 and 1999 concerning compensation awarded to, earned by or paid to our Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                                                         Compensation
                                                                            Awards
                                                                        -------------
                                              Annual Compensation         Securities      All Other
           Name and                      ----------------------------     Underlying     Compensation
      Principal Position         Year     Salary($)     Bonus($) (1)     Options (#)       ($) (2)
-----------------------------   ------   -----------   --------------   -------------   -------------
Steven J. Sharp                  2001      178,797        143,433           20,000          2,056
 Chairman of the Board,          2000      300,000        142,503          120,000          2,322
 President and Chief             1999      288,230         36,269          160,000          4,050
 Executive Officer

Thomas V. Cordner                2001      208,000         66,205           53,500          1,889
 Vice President and General      2000      208,112         79,284           40,000          1,813
 Manager, Millimeter Wave        1999      187,616         24,021           68,000          2,349
 Communications

Donald H. Mohn (3)               2001      196,000         62,247               --            616
 Formerly Vice President,        2000      189,231         73,663           35,000            589
 Strategic Marketing and         1999      172,365         21,966           52,000          1,011
 Business Development

J. David Pye                     2001      230,850         76,713           53,500          1,157
 Vice President,                 2000      234,116         92,283           40,000          1,150
 Manufacturing                   1999      216,877         27,748           52,000          1,255

Ronald R. Ruebusch               2001      205,000         64,615           53,500            994
 Vice President and General      2000      196,539         75,788           40,000            943
 Manager, Wireless               1999      176,622         22,493           54,000          1,404
 Communications

------------
(1) Represents payments under the company-wide profit sharing program and the Key Employee Incentive Plan.

(2)  Represents premiums for group term life insurance.

(3)  Mr. Mohn was no longer an executive officer of TriQuint as of February
     2002.

Stock Option Grants

     The following table sets forth information concerning stock option grants under the 1996 Program to each of the Named Executive Officers during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable Value
                                                                                            At Assumed Annual Rates
                                                                                                of Stock Price
                                                                                                  Appreciation
                                 Individual Grants (1)                                        for Option Term (2)
----------------------------------------------------------------------------------------   -------------------------
                              Number of        % of Total
                             Securities         Options
                             Underlying        Granted to
                               Options        Employees in      Exercise     Expiration
Name                           Granted      Fiscal Year (3)       Price         Date          5% ($)       10% ($)
-------------------------   ------------   -----------------   ----------   ------------   -----------   -----------
Steven J. Sharp (4)            20,000             0.55%         $  11.19    12/21/2011      $140,747      $356,680
Thomas V. Cordner (5)          16,000             0.44%            10.38     4/4/2011        104,397       264,561
Thomas V. Cordner (6)          37,500             1.02%            11.19    12/21/2011       263,890       668,774
Donald H. Mohn                     --               --                --        --                --            --
J. David Pye (7)               16,000             0.44%            10.38     4/4/2011        104,397       264,561
J. David Pye (8)               37,500             1.02%            11.19    12/21/2011       263,890       668,774
Ronald R. Ruebusch (9)         16,000             0.44%            10.38     4/4/2011        104,397       264,561
Ronald R. Ruebusch (10)        37,500             1.02%            11.19    12/21/2011       263,890       668,774

------------
(1) Options granted under the 1996 Program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the Compensation Committee of the Board of Directors.

(2) These calculations are based on certain assumed annual rates of appreciation as required by SEC rules and regulations governing the disclosure of executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that the gains reflected in this table will be achieved.

(3) In fiscal 2001, we granted options covering a total of 3,579,201 shares to our employees under the 1996 Program.

(4)  Option vests in equal monthly installments from 6/1/2002 through 6/1/2003.

(5)  Option vests in equal monthly installments from 6/1/2003 through 6/1/2004.

(6)  Option vests in equal monthly installments from 6/1/2002 through 6/1/2005.

(7)  Option vests in equal monthly installments from 6/1/2003 through 6/1/2004.

(8)  Option vests in equal monthly installments from 6/1/2002 through 6/1/2005.

(9)  Option vests in equal monthly installments from 6/1/2003 through 6/1/2004.

(10) Option vests in equal monthly installments from 6/1/2002 through 6/1/2005.

Stock Option Exercises and Holdings

     The following table sets forth information concerning Named Executive Officers' option exercises during 2001 and option holdings at December 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities                Value of Unexercised
                                                           Underlying Unexercised               In-the-Money Options
                           Shares           Value       Options at Fiscal Year-End (#)         at Fiscal Year-End ($) (1)
                         Acquired on      Realized     -------------------------------   -------------------------------------
Name                    Exercise (#)       ($) (2)      Exercisable     Unexercisable       Exercisable       Unexercisable
--------------------   --------------   ------------   -------------   ---------------   -----------------   --------------
Steven J. Sharp            180,000       2,630,150        780,702          371,880           6,811,341          684,011
Thomas V. Cordner               --              --        132,112          158,308           1,018,857          109,433
Donald H. Mohn             105,000       3,200,954        144,884          112,004           1,310,738          230,494
J. David Pye                12,000          93,280        108,768          170,504             976,979          300,779
Ronald R. Ruebusch          10,000         153,333         56,000          168,504             472,977          300,779

------------
(1) Market value of the underlying securities, based on the $12.26 closing price of our common stock on December 31, 2001 on the Nasdaq National Market, minus the exercise price of the unexercised options.

(2) Market value of the underlying securities at exercise date, minus the exercise price of the options.

                             DIRECTOR COMPENSATION

     Directors who are employees of our company, receive no additional or special remuneration for serving as directors. Each non-employee director receives, in addition to reimbursement for out-of-pocket expenses:

     o    $1,500 per Board meeting attended in person;

     o    $500 per Board meeting attended via telephone;

     o $500 per Committee meeting not held in conjunction with a Board Meeting; and

     o An annual retainer of $9,000 payable in four equal quarterly installments beginning January 1, 2001.

     The 1996 Program provides for an automatic, one-time grant of an option to purchase 33,000 shares of common stock to each non-employee director, effective on the date of each such director's initial appointment or election. The exercise price per share of the option is equal to the fair market value of our common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of our company.

     The 1996 Program also provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 10,000 shares of common stock to each non-employee director who does not represent stockholders owning more than 1% of our outstanding common stock. All such options have an exercise price equal to the fair market value of our common stock as of the date of grant and vest at a rate of 25% six months after grant date and 12.5% per calendar quarter thereafter following the date of grant so long as the optionee remains a director of our company.

             EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts and Termination of Employment Arrangements

     Steven J. Sharp. In September 1991, under the terms of his acceptance of employment, Steven J. Sharp, our Chairman of the Board of Directors, President and Chief Executive Officer, entered into a letter agreement with us pursuant to which he was to receive an annual base salary of $225,000, subject to annual review, and a quarterly bonus of $18,750 if we achieved our operating income goals in the relevant quarter.

     In the event that we desire to terminate Mr. Sharp's employment for any reason, we must provide Mr. Sharp with one year's advance notice or, in lieu of such notice, a payment equal to one year's compensation at Mr. Sharp's then-current rate.

     Raymond A. Link. In connection with the merger with Sawtek Inc., we entered into an employment agreement with Raymond A. Link, Sawtek's Senior Vice President and Chief Financial Officer to become our Vice President of Finance and Administration, Chief Financial Officer and Secretary. As part of the agreement, Mr. Link is to receive a base pay of $215,000, subject to annual review, an annual bonus consistent with our bonus programs, an option to purchase 60,000 shares of our common stock at the fair market value at the date of the merger, and a $100,000 moving and relocation allowance. The agreement runs through September 30, 2002, and provides for a change of control benefit of one year's base pay as a lump sum and full vesting of the 60,000 options.

Change-in-Control Arrangements

     In January 1995, the Board approved an amendment to each stock option held by our then-current executive officers, and to each stock option granted to our future executive officers (collectively, "Executive Officers"), as determined from time to time by the Board of Directors or a committee thereof, to provide that, in the event we experience a change of control, certain outstanding stock options held by each Executive Officer at the time of any such change-of-control, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

     1. The Chief Executive Officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options' vesting schedules.

     2. The Chief Financial Officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options' vesting schedules.

     3. All other Executive Officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options' vesting schedules.

     This arrangement is applicable to all stock options held by our current executive officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee (the "Committee") consists of directors Gibson, Rhines and Gary. Mr. Sharp, who is our Chairman of the Board of Directors, President and Chief Executive Officer, participates in discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Board Compensation Committee Report on Executive Compensation shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The Committee reviews and approves TriQuint's executive compensation policies. The following is the report of the Committee describing compensation policies and rationale applicable to TriQuint's executive officers with respect to the compensation paid to such executive officers for 2001.

Compensation Philosophy and Policies for Executive Officers

     TriQuint's executive compensation program is designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of TriQuint. TriQuint's executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which TriQuint competes. In this regard, the levels of executive compensation established by the Committee are designed to be consistent with those available to other executives in the industry. TriQuint's executive compensation program consists primarily of the following integrated components:

     1. Base Salary--which is designed to compensate executives competitively within the industry and the marketplace;

     2. Quarterly Profit Sharing--which provides a direct link between executive compensation and the quarterly performance of TriQuint;

     3. Key Employee Incentive Plan -- which provides a direct link between executive compensation and the quarterly and annual performance of TriQuint and

     4. Long Term Incentives--which consist of stock options that link management decision making with long-term Company performance and stockholder interests.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to TriQuint's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

     Base salary levels for the Chief Executive Officer (the "CEO") and other executive officers of TriQuint are reviewed annually by the Compensation Committee. The Committee's current policy is to maintain base salary levels in the second quartile for the industry when compared with those of executives holding similar positions with other companies in the high technology and semiconductor industries that are similar in size to TriQuint. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by TriQuint in determining salary levels for the CEO and other executive officers of TriQuint. Mr. Sharp voluntarily reduced his base salary from an annual $300,000 to $6.50 per hour, the federal minimum wage, from July 2001 to December 31, 2001, reducing his total base compensation to $178,797 in 2001. Mr. Sharp's salary was re-instated at $300,000 for 2002.

Quarterly Profit Sharing

     All employees participate in the profit sharing program. Profit sharing is paid quarterly and equals a percentage of the employees' quarterly W-2 income. In 2001, the profit sharing pool was equal to 10% of adjusted operating income. For all employees employed in the United States, one half of the profit sharing amount is paid quarterly in cash, with the other half paid as an employer contribution to each eligible employee's 401(k) account. Only employees who are employees the entire quarter receive the profit sharing. Profit sharing amounts, as a percentage of Base Salary, were 10.60%, 3.16%, 4.7% and -0-% for the first, second, third and fourth quarters of 2001, respectively, for the CEO and the Named Executive Officers. The CEO received $15,582 in cash under the profit sharing program in 2001.

Key Employee Incentive Plan

     TriQuint provides bonuses to its key employees. Participants must be employed full-time by TriQuint during the entire fiscal quarter to be eligible for a bonus that quarter. The bonus is based on actual versus budget operating income after profit sharing and bonus. The bonuses vary linearly with the level of achievement of budgeted operating income between 80% and 150% of achievement. Individual bonuses are reduced by the amount of profit sharing, both cash and 401(k) contributions, earned by each participant. The CEO received $127,851 in cash under the key employee incentive plan in 2001 which related to our 2000 results. Neither the CEO nor any executive officers were granted a payment under the Key Employee Incentive Plan for 2001 results.

Long-term Incentives

     TriQuint provides its executives, including the CEO, long-term incentives through the grant of stock options under its 1996 Program. The purpose of the 1996 Program is to create a direct link between compensation and the long-term performance of TriQuint. Stock options under this program are generally granted at an exercise price equaling 100% of fair market value, have a ten-year term and generally vest in installments over four years. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint's common stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with each executive officer's acceptance of employment with TriQuint, or upon promotion to executive officer. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers (i) the executive's current contribution to TriQuint's performance, (ii) the executive's anticipated contribution in meeting TriQuint's long-term strategic performance goals and (iii) comparisons to an internally generated informal survey of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint. Individual considerations, such as the executive's current and anticipated contributions to TriQuint's performance, may be more subjective and less measurable by financial results at the corporate level. In this respect, the Committee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint's performance. The Compensation Committee also periodically reviews the stock options granted to insure equitable distribution of such options among the officers.

     Under the guidelines stated above, the Compensation Committee reviewed and granted stock options on December 21, 2001 to the CEO and Named Executive Officers as described above under the heading "Executive Compensation and Other Matters--Stock Option Grants."

Other

     TriQuint's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TriQuint's Employee Stock Purchase Plan.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Charles Scott Gibson
Dr. Walden C. Rhines
Dr. Paul Gary

                       REPORT OF THE AUDIT COMMITTEE OF
                            THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Audit Committee of the Board of Directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of three non-employee, independent directors: Willis C. Young, Edward Tuck and Paul Gary. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of TriQuint's consolidated financial statements in accordance with accounting principles generally accepted in the United States and to issue a report thereon. The Committee is responsible for the oversight of TriQuint's internal accounting and financial reporting process and the review of the audited financial statements, together with a discussion of pertinent matters with the management of TriQuint and TriQuint's independent auditors in connection with the audited financials.

     The Audit Committee acts under a written charter adopted and approved by the Board of Directors of TriQuint. The members of the Audit Committee are "independent" as the term is defined under applicable National Association of Securities Dealers listing standards. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and has discussed with KPMG LLP, TriQuint's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU[sec]380), as may be modified or supplemented. Additionally, the Audit Committee has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented and has discussed with KPMG LLP the auditor's independence.

     Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in TriQuint's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Willis C. Young
Edward Tuck
Paul Gary

                            STOCK PERFORMANCE GRAPH

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (i) our company, (ii) a broad-based equity market index and (iii) an industry-specific index or a registrant-constructed peer group index. Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq U.S. Index and of the SIC Code 3674 -- Semiconductors and Related Devices Index for the period commencing December 31, 1996 and ending on December 31, 2001.

                           Total Shareholder Returns

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                              Base                       Years Ending
                             Period
Company Name / Index          Dec96          Dec97       Dec98       Dec99       Dec00        Dec01
-----------------------------------------------------------------------------------------------------
TRIQUINT SEMICONDUCTOR INC     100           76.78        72.99      632.70      993.84       278.90
NASDAQ US INDEX                100          122.48       172.70      320.87      193.00       153.15
PEER GROUP                     100          105.83       164.14      336.80      262.04       217.07

     No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The peer group index used, SIC Code 3674 -- Semiconductors and Related Devices, utilizes the same methods of presentation and assumptions for the total return calculation as our company and the Nasdaq U.S. Index. All companies in the peer group index are weighted in accordance with their market capitalizations.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2001, we believe that, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of any class of our voting securities, or members of any such person's immediate family, had or will have a direct or indirect material interest, other than the compensation agreements described in "Executive Compensation." We intend that any such future transactions, including loans between our company and our officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties. Mr. Raymond A. Link was provided with a relocation and moving package during fiscal year 2001 of approximately $100,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that, except as described below, during fiscal 2001 all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements. Stephanie J. Welty was late in filing a Form 4 that disclosed one transaction in which Ms. Welty exercised stock options. Steven P. Miller was late in filing a Form 4 that disclosed purchases of our common stock through Sawmill Investment, LP. Both have since made the required filings.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     As a TriQuint stockholder, you are entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the SEC. If you intend to present a proposal at our 2003 annual meeting of stockholders, the proposal must be received by us no later than December 18, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The enclosed Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If you intend to submit a proposal at our 2003 annual meeting of stockholders that is not eligible for inclusion in the proxy statement relating to that meeting and you fail to give us notice in accordance with the requirements set forth in the Exchange Act, no later than March 3, 2002, then the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at our 2003 annual meeting of stockholders.

                                 OTHER MATTERS

     We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                    EXHIBIT A

                          TRIQUINT SEMICONDUCTOR, INC.
                             AUDIT COMMITTEE CHARTER
                          (Adopted as of June 5, 2000)
                           (Amended January 30, 2002)

Purpose

         The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of TriQuint Semiconductor, Inc. (the "Company") in fulfilling the Board's oversight of the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor.

         In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operations and are in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgement rule" as interpreted by the courts under the Delaware General Corporation Law (the "Delaware Law"). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware Law to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or the Company by its officers or employees or by outside experts such as the outside auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgement may determine the relevance thereof and the attention such items will receive in any particular context.

Membership

         The Committee shall consist of three to five members of the Board as determined from time to time. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. The Committee shall satisfy the independence and experience requirements of the Nasdaq Stock Market, including any exceptions thereto.

Committee Organization and Procedures

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in her or his absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall meet at least three times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     3. The Committee may include in its meetings members of the Company's financial management, representatives of the outside auditor, and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may also meet privately with management, as it deems appropriate.

Oversight

  Outside Auditor

     4. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. The Committee shall review the independence and performance of the outside auditor and annually recommend to the Board the appointment of the outside auditor and approve the fees to be paid to the outside auditor.

     5. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall discuss with the outside auditor with respect to any disclosed relationships or services that, in view of the Committee, any impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's independence.

  Annual Audit

     6. The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     7. The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

     8. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the annual audit.

     9. The Committee shall, based on the review and discussion in paragraphs 7 and 8 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 5 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

     10. The outside auditor shall review the interim financial statements to be included in any Quarterly Report of Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards No. 71, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor the results of the quarterly reviews including such matters as significant adjustments, management judgements, accounting estimates, significant new accounting policies and disagreements with management. The Chair or Acting Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

     11. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     12. The Committee shall discuss with the outside auditor and with management any significant management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

Miscellaneous

     13. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     14. The Committee shall review legal and regulatory matters that may have material impact on the financial statements and related compliance policies and programs.

     15. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     16. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.